EXECUTIVE CONSULTING AGREEMENT


         EXECUTIVE CONSULTING AGREEMENT, entered into this 24th day of July, 1996, effective January 2, 1997, between USF&G CORPORATION, a Maryland corporation (the "Corporation"), and PAUL B. INGREY (the "Consultant").

                               W I T N E S S E T H

         The Corporation and the Consultant have reached an agreement to enter into a working arrangement whereby the Consultant shall serve as an executive consultant to the Corporation and its Subsidiaries with respect to reinsurance and such other matters as requested from time to time by the Chief Executive Officer ("CEO") or other officers of the Corporation or its Subsidiaries, and as agreed to from time to time by the Consultant. Accordingly, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

         1.       STATUS AND DUTIES.

                  1.1 STATUS. The Corporation hereby engages the Consultant as an executive consultant for the period specified in paragraph 3 (the "Consulting Period"), and the Consultant accepts such arrangement on the terms and conditions set forth in this Agreement. During the Consulting Period, the Consultant shall not be treated as an employee of the Corporation for any purpose.

                  1.2 DUTIES. During the Consulting Period, the Consultant shall provide to the Corporation executive consultative services exclusively to the Corporation and its Subsidiaries with respect to reinsurance and other matters as needed and as agreed to by the Consultant. The foregoing shall not preclude the Consultant from devoting a reasonable amount of his time to civic and charitable affairs or to the supervision of his personal investments, nor from serving on boards of directors of companies other than insurance or insurance holding companies, and otherwise in accordance with policies which may be established by the Board of Directors of the Corporation (the "Board") from time to time, provided such activities do not interfere with the performance of the Consultant's duties under this Agreement.

         2. COMPENSATION. For services rendered by the Consultant pursuant to this Agreement, during the Consulting Period, the Consultant shall be compensated as follows:

                  2.1 The Corporation shall pay the Consultant an annual consulting fee of One Hundred Thousand Dollars ($100,000), payable in such installments as shall be convenient for the Corporation but not less frequently than monthly.

                  2.2 Subject to the discretion of the CEO, additional fees may be negotiated for special projects.

                  2.3 The Consultant shall be entitled to receive additional cash compensation under the Stock Appreciation Rights Plan and Agreement entered into as of the date hereof.

         3. CONSULTING PERIOD; TERMINATION. The Consulting Period shall commence on January 1, 1997, and shall continue for five (5) years, unless earlier terminated by (i) either party hereto after not less than six (6) months prior written notice to the other, (ii) written agreement of the parties, (iii) the death or disability of the Consultant, or (iv) the Corporation for good cause or upon violation by the Consultant of the provisions of paragraph 4 of this Agreement.

         4. NON-COMPETITION; CONFIDENTIALITY. The Consultant and the Corporation recognize that due to the nature of his employment with a Subsidiary of the Corporation, his engagements hereunder and the relationship of the Consultant to the Corporation and its Subsidiaries, the Consultant has access to, and has acquired, and will acquire, and will assist in developing, confidential and proprietary information relating to the business and operations of the Corporation and its Subsidiaries. The Consultant acknowledges that such information has been and will continue to be of central importance to the business of the Corporation and its Subsidiaries and that disclosure of such information or its use by others could cause substantial loss to the Corporation and its Subsidiaries. The Consultant and the Corporation also recognize that an important part of the Consultant's duties will be to develop good will for the Corporation and its Subsidiaries through his personal contact with customers and others having business relationships with the Corporation and its Subsidiaries and that there is a danger that this good will, a proprietary asset of the Corporation and its Subsidiaries, may follow the Consultant if and when his relationship with the Corporation is terminated. The Consultant acknowledges that the Corporation and its Subsidiaries in some respects have, and other respects are developing, a significant international business and that in light of the Corporation's and such Subsidiaries' business and plans, a worldwide restriction on certain activities of the Consultant is fair and reasonable to protect the interests of the Corporation and its Subsidiaries. The Consultant accordingly agrees as follows:

                  4.1 NON-COMPETITION. On and after the date this Agreement is entered into, and during the Consulting Period, the Consultant will not, anywhere in the world, directly or indirectly, either individually or as owner, partner, agent, director, employee, consultant, broker or otherwise, except for the account of and on behalf of the Corporation or its Subsidiaries, engage in any activity which is in any way competitive with the business of the Corporation or its Subsidiaries, nor will he, in direct or indirect competition with the Corporation or its Subsidiaries, solicit or otherwise attempt to establish for himself or any other person, firm or entity, any business relationships with any person, firm or entity which was, at any time during the Consulting Period or during any of the Consultant's previous employment with the Corporation or its Subsidiaries, a customer or reinsurer of the Corporation or its Subsidiaries. Notwithstanding the foregoing, the Consultant may continue as a passive investor in Service Insurance Company and as a non-employee director of E.W. Blanch Co., Inc.

                  4.2 NON-SOLICITATION. On and after the date this Agreement is entered into, and during the Consulting Period, the Consultant will not, on behalf of himself or any other person or entity whatsoever, directly or indirectly, solicit, hire, induce or arrange to hire any person who at the time of such hire or other action, or within 24 months prior to the time of such hire or other action, was an employee of the Corporation or its Subsidiaries and was not involuntarily terminated by the Corporation or its Subsidiaries or otherwise interfere with the retention of employees that the Corporation or its Subsidiaries desire to retain as such.

                  4.3 CONFIDENTIALITY. On and after the date this Agreement is entered into and without time or geographic limitation, the Consultant will keep confidential any trade secrets or confidential or proprietary information of the Corporation or its Subsidiaries which are now known to him or which hereafter may become known to him as a result of his prior employment or continued association with the Corporation or its Subsidiaries and shall not directly or indirectly disclose any such information to any person, firm or entity, or use the same other than in connection with the business of the Corporation or its Subsidiaries. For the purposes of this Agreement, "trade secrets or confidential or proprietary information" includes information unique to the Corporation or any of its Subsidiaries which has a significant business purpose and is not known or generally available from sources outside the Corporation or any of its affiliates or typical of industry practice or other information which the Corporation or its Subsidiaries regards as confidential or proprietary.

                  4.4 CORPORATION'S REMEDIES FOR BREACH. It is recognized that damages in the event of breach of this paragraph 4 would be difficult, if not impossible, to ascertain. It is therefore agreed that the Corporation and its Subsidiaries, in addition to and without limiting any other remedy or right they may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and the Consultant hereby waives any and all defenses he may have on the grounds of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights or remedies at law or in equity which the Corporation and its Subsidiaries may have.

         5.       MISCELLANEOUS.

                  5.1 BINDING AGREEMENT. This Agreement shall be binding upon the Consultant and the Corporation as of the date of this Agreement. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of, and shall be binding upon, the Corporation and its Subsidiaries and any successor of the Corporation or its Subsidiaries as defined in the Maryland General Corporation Law, as now in effect.

                  5.2 SUBSIDIARY DEFINED. For purposes of this Agreement, "Subsidiary" shall mean any corporation of which the Corporation, directly or indirectly, owns greater than thirty percent (30%) of the issued and outstanding voting shares, or any partnership, trust or other entity with respect to which the Corporation, directly or indirectly, has the power to determine fifty percent or more of the board of directors thereof or other similar governing group.

                  5.3 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Maryland other than the conflicts of law provisions thereof.

                  5.4 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the Consultant and the Corporation with respect to the subject matter hereof and supersedes any and all prior understandings, written or oral. This Agreement may not be changed, modified, or discharged orally, but only by a written instrument, signed by the parties. The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision, and to the extent that any provision hereof is not enforceable, the parties to this Agreement agree that that provision shall be enforced to the maximum extent allowed by law and that this Agreement shall be deemed to be modified to such extent without any further action by the parties to this Agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written


ATTEST                                 USF&G CORPORATION


                                       By: /s/NORMAN P. BLAKE, JR.
                                       Norman P. Blake, Jr.,
                                       Chief Executive Officer


WITNESS                                CONSULTANT


                                       /s/PAUL B. INGREY
                                       Paul B. Ingrey